U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 1, 2005

Axeda Systems Inc.
(Exact name of issuer as specified in its charter)

Delaware	000-26287	23-2763854
(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

21 Oxford Road, Mansfield, Massachusetts 02048
(Address and Zip Code of Principal Executive Offices)

(508) 337-9200
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 1, 2005, we entered into a definitive asset purchase agreement to sell our device relationship management (DRM) business and related assets to ASOC Acquisition Corp., a new corporation formed and owned by JMI Equity Fund V, L.P. and JMI Equity Fund V (AI), L.P., or JMI, for $7,000,000 plus the assumption of certain liabilities related to the DRM business. The asset sale does not involve or affect our industrial automation product line which is marketed under the “Supervisor” name, including our @aGlance and Web@aGlance products, and related services. The Supervisor business shall continue to operate through our Axeda Systems S.A.S. subsidiary.

Our Board of Directors, based on the unanimous recommendation of a special independent committee of disinterested directors, has approved the transaction and definitive agreement and has authorized the preparation of proxy materials containing the Board’s recommendation that our stockholders approve the transaction. Each of our officers and directors, other than the members of the special committee, have agreed in writing to vote in favor of the transaction. Those officers and directors collectively hold approximately 0.95% of our outstanding common stock.

In connection with the transaction, JMI has committed to provide $1.5 million of bridge loans, $600,000 of which was previously advanced to us, and the remaining $900,000 was advanced to us following signing of the definitive documents. The bridge loans bear interest at the rate of 7% per annum and are secured by security interests in the assets of our DRM business. It is anticipated that JMI will assign the notes evidencing our indebtedness under these loans to ASOC Acquisition Corp., and that those notes will be surrendered as partial payment of the purchase price to be paid by ASOC Acquisition Corp. at the closing of the asset sale transaction.

Pursuant to the terms of an amended and restated subordination agreement which Laurus Master Fund, Ltd., or Laurus, the holder of a senior security interest in the assets of our DRM business, has entered into with JMI and us, Laurus has agreed to subordinate its right to payment of the note we issued to it, and its security interest in those assets, so that JMI holds a senior secured lien therein to the extent of the first $600,000 of bridge loans that JMI previously provided to us. With respect to the $900,000 balance of the bridge loans that JMI recently provided to us, its security interest in the assets of our DRM business is pari passu with the security interest held by Laurus in the same assets.

Also, pursuant to the amended and restated subordination agreement, JMI and Laurus have agreed, among other things, that:

•	until we pay the $600,000 of senior indebtedness that we owe to JMI, neither JMI nor Laurus shall take any actions to:

▪	accelerate the approximately $4.5 million of subordinated indebtedness that we owe to Laurus or the approximately $900,000 of subordinated indebtedness that we will owe to JMI;

▪	amend or modify the terms of the subordinated indebtedness owed to them;

▪	accelerate the maturity of any subordinated debt;

▪	demand payment of any subordinated debt or exercise any right or remedy; or

▪	take any action, against us or any of our assets or property to enforce its rights with respect to any subordinated debt;

▪
in the event that our stockholders do not adopt and approve the asset purchase agreement, the asset purchase agreement is terminated in accordance with its terms or the asset purchase transaction is not consummated on or before January 15, 2006, whichever first occurs, JMI and Laurus have certain rights to purchase the other party’s notes evidencing our indebtedness.

•
If either JMI or Laurus exercises their respective purchase rights, the party who does so would be our sole senior secured creditor, and would hold a security interest covering all of our assets. If we were to fail to pay off the more than $6,000,000 that would then be due and owing under the JMI and Laurus loan documents, the exercising party could seek to commence foreclosure proceedings upon all of our assets.

It is our intention to hold a special meeting of our stockholders during the latter half of October 2005 for the purposes of approving and adopting the asset purchase agreement and the consummation of the DRM business asset sale to ASOC Acquisition Corp., and changing our name in the manner to be set forth in the proxy materials to be disseminated in connection with that meeting.

We are providing the following information pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12):

Our stockholders are advised to read the proxy statement regarding the proposed sale of our DRM business and assets to JMI, when it becomes available, because it will contain important information. We expect to mail a proxy statement about the asset sale to our stockholders and will file such proxy statement with the Securities and Exchange Commission. Stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by us at the Securities and Exchange Commission’s web site at http://www.sec.gov. Stockholders can also obtain, free of charge, copies of the proxy statement (when available), together with any other documents that we have filed with the SEC, by directing a request to Axeda Systems Inc., 21 Oxford Street, Mansfield, MA 02048, attention: Investor Relations, telephone: (508) 337-9200.

Item 9.01 Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

(a) Financial Statements — none

(b) Pro forma financial information — none

(c) Exhibits

Number	Description

10.35	Asset Purchase Agreement dated as of September 1, 2005 among Axeda Systems, Inc., Axeda Systems Operating Company, Inc., Axeda IP, Inc. and ASOC Acquisition Corp.
10.36
Form of Voting Agreement dated September 1, 2005 and executed by ASOC Acquisition Corp. with each of the following stockholders: David Bennett, Paul Vais, Karen Kupfererg, James Hansen, Robert M. Russell, Jr., Richard MacKeen and Dale Calder

10.37
Senior Subordinated Secured Bridge Note Purchase Agreement dated as of September 1, 2005 by and among Axeda Systems Inc., Axeda Systems Operating Company, Inc., Axeda IP, Inc., JMI Equity Fund V, L.P. and JMI Equity Fund V (AI), L.P.

10.38
Amendment No. 1 to Senior Secured Bridge Note Purchase Agreement entered into effective as of September 1, 2005 by and among Axeda Systems Inc., Axeda Systems Operating Company, Inc., JMI Equity Fund V, L.P. and JMI Equity Fund V (AI), L.P.

10.39
Amended and Restated Security Agreement dated as of September 1, 2005 by and among Axeda Systems Inc., Axeda Systems Operating Company, Inc., Axeda IP, Inc., JMI Equity Fund V, L.P., and JMI Equity Fund V (AI), L.P.

10.40
Amended and Restated Subsidiary Guaranty dated as of September 1, 2005 granted by Axeda Systems Operating Company, Inc. and Axeda IP, Inc. in favor of JMI Equity Fund V, L.P., and JMI Equity Fund V (AI), L.P.

10.41	Amended and Restated Subordination Agreement dated as of September 1, 2005 by and among Axeda Systems Inc., JMI Equity Fund V, L.P., JMI Equity Fund V (AI), L.P. and Laurus Master Fund, Ltd.
99.1	Press Release dated September 1, 2005 regarding the execution of the asset purchase agreement.

Signature

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Axeda Systems Inc.

Dated: September 8, 2005	By:	/s/ Karen F. Kupferberg
Karen F. Kupferberg,
Chief Financial Officer

Exhibit Index

10.35	Asset Purchase Agreement dated as of September 1, 2005 among Axeda Systems, Inc., Axeda Systems Operating Company, Inc., Axeda IP, Inc. and ASOC Acquisition Corp.
10.36
Form of Voting Agreement dated September 1, 2005 and executed by ASOC Acquisition Corp. with each of the following stockholders: David Bennett, Paul Vais, Karen Kupfererg, James Hansen, Robert M. Russell, Jr., Richard MacKeen and Dale Calder

10.37
Senior Subordinated Secured Bridge Note Purchase Agreement dated as of September 1, 2005 by and among Axeda Systems Inc., Axeda Systems Operating Company, Inc., Axeda IP, Inc., JMI Equity Fund V, L.P. and JMI Equity Fund V (AI), L.P.

10.38
Amendment No. 1 to Senior Secured Bridge Note Purchase Agreement entered into effective as of September 1, 2005 by and among Axeda Systems Inc., Axeda Systems Operating Company, Inc., JMI Equity Fund V, L.P. and JMI Equity Fund V (AI), L.P.

10.39
Amended and Restated Security Agreement dated as of September 1, 2005 by and among Axeda Systems Inc., Axeda Systems Operating Company, Inc., Axeda IP, Inc., JMI Equity Fund V, L.P., and JMI Equity Fund V (AI), L.P.

10.40
Amended and Restated Subsidiary Guaranty dated as of September 1, 2005 granted by Axeda Systems Operating Company, Inc. and Axeda IP, Inc. in favor of JMI Equity Fund V, L.P., and JMI Equity Fund V (AI), L.P.

10.41	Amended and Restated Subordination Agreement dated as of September 1, 2005 by and among Axeda Systems Inc., JMI Equity Fund V, L.P., JMI Equity Fund V (AI), L.P. and Laurus Master Fund, Ltd.
99.1	Press Release dated September 1, 2005 regarding the execution of the asset purchase agreement.